UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/12/2010

International Assets Holding Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-23554

Delaware	59-2921318
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

220 E. Central Parkway, Suite 2060, Altamonte Springs, FL 32701
(Address of principal executive offices, including zip code)

407-741-5300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On January 12, 2010, the Company's subsidiary INTL Commodities, Inc. entered into a Sixth Amendment to Credit Agreement and Waiver among INTL Commodities, Fortis Bank SA/NV, New York Branch and Fortis Capital Corp., pursuant to which the amount available under this syndicated loan facility was increased from $62 million to $92 million. The loan proceeds will continue to be used to finance INTL Commodities' activities and are secured by INTL Commodities' assets.

Item 9.01.    Financial Statements and Exhibits

(d)        Exhibits.
The following exhibits are filed herewith:

10.1   Sixth Amendment to Credit Agreement and Waiver among INTL Commodities, Inc., Fortis Bank SA/NV, New York Branch and Fortis Capital Corp.

99.1   Press Release Dated January 21, 2010   INTL Expands Syndicated Loan Facility for Commodities Subsidiary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Assets Holding Corporation

Date: January 21, 2010	By:	/s/ Brian T. Sephton
Brian T. Sephton
Chief Legal and Governance Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Sixth Amendment to Credit Agreement and Waiver among INTL Commodities, Fortis Bank SA/NV, New York Branch and Fortis Capital Corp.
EX-99.1	Press Release Dated January 21, 2010